As filed with the Securities and Exchange Commission on February __, 2002

                        Registration No. 333____________
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-3
                             Registration Statement
                        Under the Securities Act of 1933

                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Wyoming
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   83-0205516
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

         877 North 8th West, Riverton, Wyoming 82501; Tel. 307.856.9271
--------------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of issuer's principal executive offices)

                      Daniel P. Svilar, 877 North 8th West
                      Riverton, WY 82501; Tel. 307.856.9271
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number of agent for service)

                      Copies to: Stephen E. Rounds, Esq.
                                 The Law Office of Stephen E. Rounds
                                 4635 East 18th Ave., Denver, CO 80220
                                 Tel:  303.377.6997; Fax: 303.377.0231
                                 ---------------
Approximate date of commencement and end of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


CALCULATION OF REGISTRATION FEE

                                                                   Proposed
                                                 Proposed           Maximum
                             Amount of            Maximum          Aggregate
Title of Each Class         Securities           Offering        Dollar Price          Amount
of Securities            to be Registered        Price Per     of Securities to          of
to be Registered          in the Offering        Security        be Registered          Fee
----------------          ---------------        --------        -------------      -----------

Common Stock                  20,000               $2.62        $   52,400(1)          $  13
                              Shares

Total No. Securities
to be Registered              20,000                            $   52,400             $  13
                              Shares

(1) These shares being registered for resale under this registration statement are issuable on exercise of options (expiring February 28, 2002) at $2.62 per share, issued to consultant R. J. Falkner.

DELAYING AMENDMENT UNDER RULE 473(A): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

The information in this prospectus is subject to completion or amendment. The securities covered by this prospectus cannot be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.



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



                                U.S. ENERGY CORP.
                          20,000 SHARES OF COMMON STOCK

     This prospectus covers the offer and sale of up to 20,000 shares of common stock ($0.01 par value) by the holder of options on exercise of the options. The shares are offered for sale by the selling shareholder.

     In this prospectus, "selling shareholder" refers to R. Jerry Falkner (see "Selling Shareholder"). In this prospectus, and the information incorporated by reference, "we," "company," and "USE" refer to U.S. Energy Corp. (and its subsidiaries unless otherwise specifically stated).

     The selling shareholder may sell the shares from time to time in negotiated transactions, brokers' transactions or a combination of such methods of sale at market prices prevailing at the time of sale or at negotiated prices. Although we will receive proceeds if and to the extent the options are exercised, we will not receive any proceeds from sale of any of the shares offered by the selling shareholder. None of the options have been exercised at prospectus date.

     USE is traded ("USEG") on the Nasdaq National Market System ($4.20 on February 15, 2002).

     AN INVESTMENT IN THE SHARES OFFERED BY THIS PROSPECTUS IS SPECULATIVE AND SUBJECT TO RISK OF LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 10 AND THE TABLE OF CONTENTS ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS FEBRUARY __, 2002.


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



                                TABLE OF CONTENTS
                                                                        PAGE NO.

Representations About This Offering..........................................4

Forward Looking Statements...................................................4

Summary Information..........................................................4

        The Company..........................................................4

        The Offering.........................................................6

Description of Securities....................................................6

Risk Factors ................................................................9

Risk Factors Involving the Company...........................................9

     We Have No Revenues from Coalbed Methane
     Production, and Have Not Established Reserves
     for Our Coalbed Methane Properties......................................9

     Limited Amount of Working Capital, Accumulated Deficit,
     and Current and Projected Financial Requirements........................9

     We are subject to certain kinds of risk which are unique
     to the minerals business...............................................10

     Delays in Obtaining Permits for Methane
     Wells Could Impair Our Business........................................10

     Terms of subsequent financings may
     adversely impact your investment.......................................11

Risk Factors Involving This Offering........................................12

Use of Proceeds.............................................................12

Selling Shareholder.........................................................12

Plan of Distribution........................................................13

Disclosure of Commission Position on Indemnification........................15

Where to Find More Information About Us.....................................15

Incorporation of Certain Information by Reference...........................16


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



                       REPRESENTATIONS ABOUT THIS OFFERING

     We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell nor does it seek an offer to buy the shares in any jurisdiction where this offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus (or any supplement), regardless of when it is delivered or when any shares are sold.

                           FORWARD LOOKING STATEMENTS

     We make statements in this prospectus which are considered to be "forward looking" statements. All statements (other than statements of historical fact) about financial and business strategy and the performance objectives of management are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to them. These statements involve risks that are both known and unknown, including unexpected economic and market factors, failure to accurately forecast operating and capital expenditures and capital needs (due to rising costs and/or different drilling and production conditions in the field), changes in timing or conditions for getting regulatory approvals to drill coalbed methane wells where needed, and other business factors. The use of the words "anticipate," "believe," "estimate," "expect," "may," "will," "should," "continue," "intend" and similar words or phrases, are intended by us to identify forward-looking statements (also known as "cautionary statements" because you should be cautious in evaluating such statements in the context of all the information in this prospectus and the information incorporated by reference into this prospectus). These statements reflect our current views with respect to future events. They are subject to the realization in fact of assumptions, but what we now think will happen may be turn out much different, and our assumptions may prove to have been inaccurate or incomplete.

     The investment risks discussed under "Risk Factors" specifically address some (but not all) of the factors that may influence future operating results and financial performance. Those investment risks are not "boiler plate" but are intended to tell you about the uncertainties and risks inherent in our business at the present time which you need to evaluate before making your investment decision.

                               SUMMARY INFORMATION

     The following summarizes some of the information found elsewhere in this prospectus and the information incorporated into it by reference. This summary is qualified by the more detailed information in this prospectus and the information incorporated by reference.

THE COMPANY

     U.S. Energy Corp. is a Wyoming corporation, formed in 1966, in the business of acquiring, exploring, developing and/or selling or leasing mineral properties, and the mining and marketing of minerals. We now are engaged in three principal mineral sectors: coalbed methane gas, uranium, and gold (properties and other assets included in the uranium and gold sectors currently are in care and maintenance status). The most significant uranium properties are located on Sheep Mountain in Wyoming, and in southeast Utah. We also hold a royalty interest in claims on Green Mountain, Wyoming, now held by Kennecott Uranium Company (see below). The gold property is located in Sutter Creek, California, east of Sacramento. Interests are held in other mineral properties (principally molybdenum),

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



but are either non-operating interests or undeveloped claims. Small oil and gas operations in Montana and Wyoming are conducted as well. Other business segments are commercial (real estate and general aviation) and construction operations. Our fiscal year ends May 31.

     The coalbed methane gas business is conducted through Rocky Mountain Gas, Inc. ("RMG," a Wyoming corporation owned 45.9% by USE and 45.9% by Crested Corp. (Crested is a 70.5% majority-owned subsidiary of the company, see below)). Properties of RMG are held in southeastern Montana and north-eastern and southwestern Wyoming.

     USE and Crested Corp. ("Crested") originally were independent companies, with two common affiliates (John L. Larsen and Max T. Evans). In 1980, USE and Crested formed a joint venture (referred to as the "USECC") to do business together (unless one or the other elected not to pursue an individual project). As a result of USE funding certain of Crested's obligations from time to time (due to Crested's lack of cash on hand), and later payment of debts by Crested issuing common stock to USE, Crested became a majority-owned subsidiary of USE in fiscal 1993. In fiscal 2001, Crested issued another 6,666,666 shares of common stock to reduce Crested's debt owed to USE by $3.0 million, which increased USE's ownership of Crested to 70.5%.

     All of USE's (and Crested's) operations are in the United States. Principal executive offices for USE are located in the Glen L. Larsen building at 877 North 8th Street West, Riverton, Wyoming 82501, telephone 307.856.9271; fax 307.857.3050.

     Most of the company's (USE's) operations are conducted through subsidiaries, the USECC joint venture with Crested, and various jointly-owned subsidiaries of USE and Crested.

     Until September 11, 2000, USE and Kennecott Uranium Company ("Kennecott"), owned the Green Mountain Mining Venture ("GMMV"), which held a large uranium deposit and uranium mill in Wyoming. On September 11, 2000, USE and Crested settled litigation with Kennecott involving the GMMV by selling their interest in the GMMV and its properties back to Kennecott for $3.25 million and receiving a royalty interest in the uranium properties. Kennecott also assumed all reclamation obligations on the GMMV properties. Other principal uranium properties and an uranium mill in southeast Utah are held by Plateau Resources Ltd., a wholly-owned subsidiary of USE. The Utah uranium properties are also in a care and maintenance status. At some future date, if the uranium oxide market improves, USE and Crested may consolidate their remaining uranium assets into a single subsidiary and finance the startup of its mines and mill operations, subject to obtaining the necessary debt or equity funding. There are no current plans to implement this strategy at the present time.

     The gold assets held by Sutter Gold Mining Company ("SGMC"), a majority-owned subsidiary of USE, are also in a care and maintenance status because the current price of gold is too low to raise the capital necessary to put the properties into production.

THE OFFERING

Securities Outstanding             11,598,947 shares of common stock, $0.01 par
                                   value, including 1,423,460 restricted shares issued in January 2002 in exchange for restricted shares of Rocky Mountain Gas, Inc.
                                   ("RMG") and in conversion of preferred stock of USE, for which the exchanging shareholders, and the holder of the USE preferred stock , originally had invested
                                   $5,309,000. The shares of common stock of USE were issued based on the market price of $3.92 on December 5, 2001, and the original investment amount for RMG and preferred stock, plus $270,959 of interest owed three of the investors.

Securities To Be Outstanding       11,618,947 shares of common stock, $0.01 par
                                   value, assuming all options held by the
                                   selling shareholder were exercised as of the date of this prospectus.

Securities Offered                 20,000 shares of common stock owned or to be
                                   owned by the selling shareholder.

Use of Proceeds                    We will not receive any proceeds from sale of
                                   shares by the selling shareholder, but we will receive proceeds from exercise of the options, if they are exercised, which will be used by the company for working capital.

Plan of Distribution               The offering is made by the selling
                                   shareholder named in this prospectus, to the extent he sells shares. Sales may be made in the open market or in private negotiated transactions, at fixed or negotiated prices.
                                   See "Plan of Distribution."

Risk Factors                       An investment is subject to risk. See "Risk
                                   Factors."

                            DESCRIPTION OF SECURITIES

     COMMON STOCK. We are authorized by our articles of incorporation to issue an unlimited number of shares of common stock, $0.01 par value, and 100,000 shares of preferred stock, $0.01 par value.

     Shares of common stock may be issued for such consideration and on such terms as determined by the board of directors, without shareholder approval. Holders are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor. There are no restrictions on payment of cash dividends. Cash dividends have not been declared on the common stock, although a 1 for 10 stock dividend was declared in November 1990. It is anticipated that future earnings would be reinvested into operations and not declared as dividends on the common stock. All holders of shares of common stock have equal voting rights, and the shares of common stock sold in this offering will have the same rights. Holders of shares of common stock are entitled to one vote per share on all matters upon which such holders are entitled to vote, and further have the right to cumulate their votes in elections of

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



directors. Cumulation means multiplying the number of shares held, by the number of nominees to the board of directors, then voting the product among the nominees as desired. Directors are elected by a plurality of the votes cast.

     Shares of common stock sold in this offering are fully-paid and nonassessable shares of U.S. Energy Corp.

     Pursuant to our articles of incorporation and as permitted by Wyoming law, shares of common stock held by our subsidiaries may be voted by such subsidiaries as determined by the board of directors of each, in elections of directors and other matters brought before shareholders.

     In September 2001, the company adopted a shareholder rights plan ("poison pill") and filed the plan with the Securities and Exchange Commission as an exhibit to Form 8-A. The following three paragraphs briefly state principal features of the plan, which are qualified by reference to the complete plan, which is incorporated by reference into this prospectus.

     Under the plan, the holder of each share of common stock has the right to purchase (when the rights become exercisable) from the company one-one thousandth (1/1,000th) of one (1) share of Series P preferred stock at price of $200.00 per for each one-one thousandth (1/1,000th) share of such preferred stock. The purpose of the plan is to deter an unfairly low priced hostile takeover of the company, by encouraging a hostile party to negotiate a fair offer with the board of directors and thus eliminate the poison pill.

     The rights trade with the common stock and aren't separable therefrom; no separate certificate for the rights is issued unless and until there is a hostile takeover attempted, after which time separate and tradable rights certificates would be issued.

     The rights are not exercisable and never can be unless and until a hostile (not negotiated with the board) takeover of the company is initiated with the objective of acquiring 15% of the company's voting stock. If before the takeover is launched the hostile party comes to agreement with the board of directors about price and terms and makes a "qualified offer" to buy the stock of the company, then the board of directors may redeem (buy back) the rights for $0.01 each. But, if such a "qualified offer" isn't agreed upon, then the rights are exercisable for preferred stock, which in turn would enable to holder to convert the preferred stock into voting common stock of the company at a price equal to one-half the market price.

     PREFERRED STOCK. Shares of preferred stock may be issued by the board of directors with such dividend, liquidation, voting and conversion features as may be determined by the board of directors without shareholder approval. In June 2000, we established a Series A Convertible Preferred Stock, for which 1,000 shares of preferred stock are reserved for sale at $10,000 per share; 200 shares were issued and outstanding at November 30, 2001. In January 2002, we converted the 200 outstanding shares of Series A stock by issuing 513,140 shares of restricted common stock to the holder, based on $2,000,000 invested plus $11,507 of interest (annual rate of 7.5%) which accrued in December 2001 (previous interest had been paid in cash), divided by $3.92 (market price for USE stock on December 5, 2001).

     WARRANTS. As of the date of this prospectus, warrants and options (to persons or entities other than employees, officers or directors of the company) are issued and outstanding to purchase a total of 389,958 shares of common stock:


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



     o Warrants to purchase 10,000 shares at $3.75 held by Kevin P. Daly, issued as of October 18, 2001 and expiring October 18, 2003. Resale of shares acquired on exercise of these warrants is covered by a prospectus filed pursuant to Rule 424(b)(2).

     o Warrants to purchase 50,000 shares at $3.00 held by CAYDAL, LLC, issued on October 24, 2001 and expiring October 24, 2003. Resale of shares acquired on exercise of these warrants is covered by a prospectus filed pursuant to Rule 424(b)(2).

     o Warrants to purchase 67,933 shares at $3.75 held by 18 investors who purchased shares and warrants in private transactions with the company from June 29, 2001 to October 18, 2001. These warrants were issued as of October 18, 2001 and expire October 18, 2003. Resale of shares acquired on exercise of these warrants is covered by a prospectus filed pursuant to Rule 424(b)(2).

     o Warrants to purchase 38,966 shares at $3.75 held by persons associated with VentureRound Group LLC, which served as the Financial Advisor to the company in connection with the private transactions from June to October 2001 (see above). These warrants were issued as partial compensation for services provided to the company by the Financial Advisor. These warrants were issued as of October 18, 2001 and expire October 18, 2006. Resale of shares acquired on exercise of these warrants is covered by a prospectus filed pursuant to Rule 424(b)(2).

     o Warrants to purchase 11,034 shares at $3.75 held by members of VentureRound Group LLC. These warrants were issued for financial consulting services provided by VentureRound Group LLC. These warrants were issued as of November 2, 2001 and expire November 2, 2006. Resale of shares acquired on exercise of these warrants is covered by a prospectus filed pursuant to Rule 424(b)(2).

     o Warrants to purchase 67,025 shares at $3.64, issued in exchange for Yellow Stone Fuels Corporation (a subsidiary of USE) warrants under a share exchange agreement between YSFC and USE. The warrants expire September 18, 2002. The shares acquired on exercise of these warrants are not restricted for resale, as they are covered under a previously filed registration statement.

     o Options to purchase 75,000 shares at $2.25 per share (expiring February 8, 2004), issued to consultant Michael Baybak. Resale of the shares acquired on exercise of these options is not covered by a resale prospectus.

     o Options to purchase 20,000 shares at $2.62 per share (expiring February 28, 2002), issued to consultant R. J. Falkner. Resale of the shares acquired on exercise of these options is covered by this prospectus.

     o Warrants to purchase 10,000 shares at $4.70 per share (expiring May 14, 2003), issued to consultant Riches in Resources, Inc. The warrants are not exercisable unless the company's stock price closes at or above $6.50 per share for 90 consecutive days before expiration of the options. Resale of the shares acquired on exercise of these options is covered by a prospectus filed pursuant to Rule 424(b)(2).

     o Warrants to purchase 20,000 shares at $4.70 per share (expiring May 14, 2003), issued to consultant Riches in Resources, Inc. The warrants are not exercisable until the company's stock price closes at or above $10.00 per share for 90 consecutive days. Resale of the shares acquired on exercise of these options is covered by a prospectus filed pursuant to Rule 424(b)(2).


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



     o Options to purchase 20,000 shares at $3.98 per share, expiring April 10, 2006, issued to consultant R. J. Falkner and Company. Resale of the shares acquired on exercise of these options is covered by a prospectus filed pursuant to Rule 424(b)(2).

     OPTIONS. At February 19, 2002, USE has granted options to employees, officers and directors to purchase a total of 3,255,873 shares, at exercise prices from $2.00 to $3.90 per share. These options expire at various times from 2002 to 2011.

                                  RISK FACTORS

     An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the following risks and the other information in this prospectus (including the information incorporated by reference) before investing.

                       RISK FACTORS INVOLVING THE COMPANY

     WE HAVE NO REVENUES FROM COALBED METHANE PRODUCTION, AND HAVE NOT ESTABLISHED RESERVES FOR OUR COALBED METHANE PROPERTIES. Presently we do not have any wells in production, and we have not drilled and tested enough wells on our properties to determine if we have economic reserves of coalbed methane in place. For some properties, we will have to establish at least some reserve parameters before gas transmission companies will build gas lines to our properties, and construction of lines will depend also on then-current and projected market prices for gas. If we have the necessary capital, we may elect to build our own lines over to existing transmission lines near two of our properties in the Powder River Basin in Wyoming. We can't sell production until the lines and associated gathering lines and compression stations are constructed.

     Due to permitting delays in Montana, we may not realize production from the Castle Rock and Kirby prospects until late 2002 or early 2003. Other properties located in Wyoming could be in production in early to mid-2002, but production might be delayed due to market prices for gas.

     LIMITED AMOUNT OF WORKING CAPITAL, ACCUMULATED DEFICIT, AND CURRENT AND PROJECTED FINANCIAL REQUIREMENTS. At November 30, 2001, U.S. Energy Corp. had working capital of $2,215,600, and an accumulated deficit of $30,268,700. In the future, we could realize cash from liquidation of certain non-core assets, from Suncor's exercise of its option (see "Selected Information About U.S. Energy Corp. - Rocky Mountain Gas, Inc."), and /or from the outcome of our litigation with Nukem/CRIC (see our Annual Report on Form 10-K), although a favorable recovery from this litigation is uncertain as to time or amount. Our current level of operations, including general and administrative overhead, mineral operations (primarily care and custody costs for the uranium and gold properties), and costs to comply with other property lease and permitting obligations for the coalbed properties, are estimated to cost $1,875,000 for the six months ending July 31, 2002. However, if we can't realize cash from liquidating assets, from Suncor's option exercise, or other sources, or if RMG spends more money on exploration than will be covered by current arrangements, then under these circumstances additional equity financing may be necessary to sustain operations starting in early to mid-calendar 2002. There are no current commitments for such future financing as may be necessary.

     Our strategy for RMG contemplates a total capital budget of up to $50,000,000 through calendar 2003 to develop our coalbed methane properties and put them into production, and to acquire more properties. Management believes the necessary equity and/or debt capital can be raised as needed,

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



however, there are no commitments presently in place. The cash requirements for our coalbed methane business are in addition to working capital requirements.

     WE ARE SUBJECT TO CERTAIN KINDS OF RISK WHICH ARE UNIQUE TO THE MINERALS BUSINESS. The exploration for and production of minerals is highly speculative and involves risks different from and in some instances greater than risks encountered by companies in other industries. Many exploration programs do not result in the discovery of mineralization and any mineralization discovered may not be of sufficient quantity or quality. Also, the mere discovery of promising mineralization may not warrant production, because the minerals (including methane gas) may be difficult or impossible to extract (produce) on a profitable basis.

     Profitability of any mining and production we may conduct will involve a number of factors, including, but not limited to: the ability to obtain all required permits; costs of bringing the property into production, including the construction of adequate production facilities; the availability and costs of financing; keeping ongoing costs of production at economic levels; and market prices for the metals or hydrocarbons to be produced staying above production costs. We can't assure you that any of our properties, or properties we might acquire in the future, contain (or will contain) deposits of minerals or coalbed methane gas that will be profitable to produce.

     In addition, all forms of mineral (and oil and gas and coalbed methane) exploration and production require permits to have been issued by various federal and state agencies. See below.

     DELAYS IN OBTAINING PERMITS FOR METHANE WELLS COULD IMPAIR OUR BUSINESS. Drilling and producing coalbed methane wells requires obtaining permits from various governmental agencies. The ease of obtaining the necessary permits depends on the type of mineral ownership and the state in which the property is located. Intermittent delays in the permitting process can reasonably be expected throughout the development of any play. For example, there is currently a temporary moratorium for drilling coalbed methane wells on fee and state lands in Montana. We may shift our exploration and development strategy as needed to accommodate the permitting process. As with all governmental permit processes, there is no assurance that permits will be issued in a timely fashion or in a form consistent with our plan of operations.

     On March 16, 2000, the Northern Plains Resource Council, Inc. ("NPRC") filed suit against the Montana Board of Oil and Gas Conservation (Board) requesting an order of the court compelling the defendant to prepare a Supplemental Environmental Impact Statement ("SEIS") for coalbed methane development, which could further delay development. RMG and others have filed a motion to intervene to participate in this litigation and to ensure that some drilling can be performed during any environmental analysis. The Board has agreed to limit issuance of CBM well permits to 200 pending completion of the SEIS, currently scheduled to be completed in the spring of 2002.

     The Wyodak Environmental Impact Statement (EIS) for the Powder River Basin in Wyoming issued in the fall of 1999, allowed the permitting of 5,000 CBM wells to be drilled on Federal lands in Wyoming. More CBM well applications have been submitted causing the BLM to begin a second EIS for the Powder River Basin Area in Wyoming. The new EIS was to commence in early summer 2000. Development on Federal lands in Wyoming has been stopped with the balance of the Wyodak EIS permitted wells (4,000) occurring on fee and state lands. The BLM has started an environmental assessment ("EA") reviewing drainage issues which could allow an additional 1,500 new CBM well permits in the same region. This was scheduled to begin in April 2000 with completion expected October

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2000. Completion has been delayed and is not expected until early to mid-2002.
Again, there is no assurance that the EA and EIS will not negatively impact RMG.

     In addition, the Wyoming and Montana Departments of Environmental Quality have regulations applying to the surface disposal of water produced from coalbed methane ("CBM") drilling operations. CBM operators are currently seeking changes in permit requirements and department policy that would allow operators more flexibility to discharge water on the surface. If these changes are not made, it may be necessary to install and operate treatment facilities or drill disposal wells to reinject the produced water back into the underground rock formations adjacent to the coal seams or lower sandstone horizons. If we cannot obtain the appropriate permits or if applicable laws or regulations require water to be disposed of in an alternative manner, the costs to dispose produced water will likely increase. These costs could have a material effect on operations in this area, including potentially rendering future production and development in the affected areas uneconomic.

     In Montana, we have pending applications to the BLM for approximately 60 permits to drill into shallow gas sand formations on Federal land held with Quaneco and would be converted to production status upon receiving approval from the Montana Board of Oil and Gas. These wells would evaluate potential CBM production as well as conventional gas. Regarding other acreage held with Quaneco in Montana, the State of Montana may lift its moratorium for CBM wells on private and state ground in Montana, and start issuing new permits on these lands in Spring 2002 (a voluntary moratorium is currently in place for wells on private and state ground in Montana). We have not determined to what extent we will participate in this procedure, and are evaluating how best to protect our position to have reasonable exploration for CBM wells proceed on state and fee ground. We have permits in place until Spring 2002 in order to conduct exploration in expectation that commercial production will be approved on completion of the EIS and EA.

     In August 2001, Montana and Wyoming announced an agreement for water quality officials in both states to coordinate monitoring of water flows in the Powder River and Little Powder River drainages, to determine the impact of coalbed methane well water production on river water. Although usually well water is potable, it may contain high sodium absorption ratios which can impair use of the water for irrigation purposes in clay-based soils. The respective agencies will propose regulations to establish thresholds for potential pollutants and require strict monitoring by local water quality officials. If test results indicate well water flows adversely impact river water quality, operators could be required to put the water flow into holding ponds or take other steps to eliminate or reduce water flows or pollutants in the water. Implementation of the agreement is expected to benefit continued coalbed methane development in these areas by opening up the water discharge permitting process in the affected areas, which had been slowed because of these concerns. Currently, we don't have acreage which would be impacted by these regulations but future acreage could be acquired in the affected areas. It is possible that water from some of our future wells could be regulated as to discharge, which could negatively impact development of that acreage.

     TERMS OF SUBSEQUENT FINANCINGS MAY ADVERSELY IMPACT YOUR INVESTMENT. We may have to raise equity, debt or preferred stock financing in the future. Your rights and the value of your investment in the common stock could be reduced. For example, if we have to issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of common stock. In addition, if we need to raise more equity capital from sale of common stock, institutional or other investors may negotiate terms at least and possibly more favorable than the terms of this offering. Shares of common stock which we sell could be sold into the market, which could adversely affect market price. See below.

RISK FACTORS INVOLVING THIS OFFERING

     ADDITIONAL SHARES TO MARKET BY REGISTRATION OR EXCHANGE. From time to time we have funded operations by selling restricted securities of subsidiary companies for their operations, then later reacquired those securities by exchange for shares and warrants of USE. For example, in January 2002, we issued 1,423,460 restricted shares of common stock in exchange for restricted shares of Rocky Mountain Gas, Inc. and in conversion of preferred stock of USE, for which the exchanging shareholders, and the holder of the USE preferred stock , originally had invested $5,309,000. The shares of common stock of USE were issued based on the market price of $3.92 on December 5, 2001, and the original investment amount for RMG and preferred stock, plus $270,959 of interest owed three of the investors. It is anticipated that resale of these 1,423,460 shares of USE common stock into the public market will be registered with the Securities and Exchange Commission in February 2002. Such resales could adversely affect market prices for investors who buy shares in this offering.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares by the selling shareholder pursuant to this prospectus, but we may receive proceeds from the exercise of the warrants or options (pursuant to which the shares underlying such warrants or options will be sold pursuant to this prospectus), which will be used by the company for working capital.

                               SELLING SHAREHOLDER

     This prospectus covers the offer and sale by the selling shareholder of up to 20,000 shares of common stock ($0.01 par value) owned or to be owned on exercise of options by the selling shareholder. The footnotes to the table below give information about shares issuable on exercise of the options by the selling shareholder. All shares issued (and all shares issuable on exercise of options) are (and will be) restricted securities as that term is defined in rule 144 of the Securities and Exchange Commission under the Securities Act of 1933, and will remain restricted unless and until such shares are sold pursuant to this prospectus, or otherwise are sold in compliance with rule 144 or the restriction removed in accordance with rule 144(k).

     The selling shareholder is not an affiliate of the company or any subsidiary of the company.

     The shares covered by this prospectus consist of 20,000 shares underlying options, exercisable at $2.62 per share, held by consultant R. J. Falkner and Company ("RJF"). The company had a consulting agreement with RJF for 12 months ending February 1, 2000 and then continuing on a month-to-month basis, for public relations and investor relations services. RJF was paid $2,000 cash per month and granted an option to purchase 20,000 shares of common stock expiring on January 31, 2002. The option exercise period has been extended to February 28, 2002.

     The company entered into a new contract with RJF on April 11, 2001 for a period of not less than 24 months. RJF is paid $2,000 cash per month and was issued options on 20,000 shares at an exercise price of $3.98 per share, expiring on April 10, 2006. These shares have been registered for resale, upon exercise of the option, under Form S-3 registration statement (SEC File No. 333-75864)

     The selling shareholder may offer his shares for sale on a continuous basis pursuant to rule 415 under the 1933 Act.

     The following information has been provided to us by the selling shareholder. All numbers of shares, and percentage ownership, are stated on a pro forma basis as of prospectus date assuming issuance of 20,000 shares upon exercise of all options listed above. There are 11,598,947 shares issued and outstanding on the initial date of this prospectus; on a pro forma basis, 11,618,947 shares are outstanding. Additional shares issuable on possible exercise of additional options and warrants presently outstanding, but not held by the selling shareholder, are not included in the pro forma calculation.

                                Number of       Number of Shares
                                Shares of        of Common Stock          Percent Owned
Name and Address              Common Stock         Registered         Prior to      After
of Beneficial Owner              Owned             For Sale           Offering    Offering(1)
---------------------------------------------------------------------------------------------

R. J. Falkner                 40,000(2)           20,000(2)              *          *
P. O. Box 1230
Crested Butte, CO 81224

*    Less than 1%.
(1)  Assumes all shares are sold by the selling shareholder.
(2) Includes shares issuable on exercise of options, at $2.62 per share, and assumes exercise of such options by the selling shareholder. Also includes for number of shares owned, an additional 20,000 shares issuable on options held by the selling shareholder, at a price of $3.98 per share, expiring April 10, 2006. Resale of this additional amount of 20,000 shares is covered by separate prospectus.

     The shares owned or to be owned by the selling shareholder are registered under rule 415 of the general rules and regulations of the Securities and Exchange Commission, concerning delayed and continuous offers and sales of securities. In regard to the offer and sale of such shares, we have made certain undertakings in Part II of the registration statement of which this prospectus is part, by which, in general, we have committed to keep this prospectus current during any period in which the selling shareholder makes offers to sell the covered securities pursuant to rule 415.

                              PLAN OF DISTRIBUTION

     The selling shareholder and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

     O ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     O block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     O purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     O an exchange distribution in accordance with the rules of the applicable exchange;

     O    privately negotiated transactions;

     O    short sales;

     O broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

     O    a combination of any such methods of sale; and

     O    any other method permitted pursuant to applicable law.

     The selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon rule 144 under the 1933 Act, provided they meet the criteria and conform to the requirements of the rule.

     The selling shareholder may also engage in short sales against the box, puts and calls and other transactions in securities of the company or derivatives of company securities and may sell or deliver shares in connection with these trades. The selling shareholder may pledge his shares to his brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling shareholder has advised the company that he has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of his shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholder.

     Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     We are required to pay all fees and expenses incident to the registration of resale of the shares covered by this prospectus. However, all discounts, commissions or fees incurred in connection with the sale of the shares offered hereby will be paid by the selling shareholder. The company has agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the 1933 Act. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the 1933 Act is against public policy, and therefore is unenforceable. See below.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Our articles of incorporation and bylaws provide that we shall indemnify directors provided that the indemnification shall not eliminate or limit the liability of a director for breach of the director's duty or loyalty to the corporation or its stockholders, or for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law.

     Wyoming law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise (for example, in connection with the sale of securities), we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Securities Act, and will be governed by the final adjudication of such issue.

                     WHERE TO FIND MORE INFORMATION ABOUT US

     We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 under the 1933 Act with respect to the shares offered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain certain information contained in part II of the registration statement or filed as exhibits to the registration statement. We refer you to the registration statement and exhibits which may be inspected and copied at the Public Reference Section of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates; the telephone number for the Public Reference Section is 1.800.SEC.0330. The registration statement and exhibits also are available for viewing at and downloading from the EDGAR location within the Commission's internet website (http://www.sec.gov).

                       INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     Our common stock is registered with the Commission under section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"). Under the 1934 Act, we file with the Commission periodic reports on Forms 10-K, 10-Q and 8-K, and proxy statements, and our officers and directors file reports of stock ownership on Forms 3, 4 and 5. These filings may be viewed and downloaded from the Commission's internet website (http://www.sec.gov) at the EDGAR location, and also may be inspected and copied at the Public Reference Section of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates; the telephone number for the Public Reference Section is 1.800.SEC.0330. Information on the operation of the Public Reference Room can be obtained by calling the Commission at 1.800.SEC.0330.

     All of the information contained in the following documents filed with the Commission is incorporated by reference into this prospectus: Annual Report on Form 10-K for fiscal year ended May 31, 2001; Quarterly Report on Form 10-Q for the Six Months ended November 30, 2001; Proxy Statement for Annual Meeting of Shareholders in December 2001; Report on Form 8-K in fiscal 2002 (reporting adoption in calendar 2001 of a "shareholder rights plan" also commonly known as a "poison pill"); and Report on Form 8-K in December 2001 regarding status of coalbed methane operations.

     All of the information which will be contained in our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Proxy Statements, and Reports on Form 8-K, and any other filings we make pursuant to sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, all after the date of this prospectus, also are incorporated by reference into this prospectus as of the dates when such documents are filed with the Commission.

     We will provide to you copies of any or all of the information in these documents, and any exhibits to them, without charge, upon request addressed to U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501, attention Daniel
P. Svilar, Assistant Secretary. You also may request these documents by telephone: 1.307.856.9271. Our internet address is www.useg.com. Our 1934 Act filings are not directly available through our internet address (website), but you can access those filings through the link to Nasdaq at our internet address (website).

                           20,000 SHARES COMMON STOCK

                                U.S. ENERGY CORP.


                               -------------------
                                   PROSPECTUS
                              --------------------


                              February _____, 2002


     No dealer, salesman or other person is authorized to give any information or make any information or make any representations not contained in the prospectus with respect to the offering made hereby. This prospectus does not constitute an offer to sell any of the securities offered hereby in any jurisdiction where, or to any person to whom it is unlawful to make such an offer. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the information set forth herein or in the business of our company since the date hereof.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Estimated expenses in connection with the issuance and distribution of the securities being registered:

Securities and Exchange Commission registration fee..................$     13
National Association of Securities Dealers, Inc. examination fee.....     n/a
Accounting ..........................................................   2,000
Legal fees and expenses..............................................   2,000
Printing ............................................................     n/a
Blue Sky fees and expenses (excluding legal fees)....................     250
Transfer agent ......................................................     n/a
Escrow agent.........................................................     n/a
Miscellaneous........................................................     n/a

Total................................................................$  4,263

The Registrant will pay all of these expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our articles of incorporation and bylaws provide that we shall indemnify directors provided that the indemnification shall not eliminate or limit the liability of a director for breach of the director's duty or loyalty to the corporation or its stockholders, or for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law.

     Wyoming law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

                                                                      SEQUENTIAL
EXHIBIT NO.           TITLE OF EXHIBIT                                 PAGE NO.

Exhibit 4.1 - 4.11    Intentionally left blank

Exhibit 4.17          Stock Option held by R. Jerry Falkner
                         and Amendment thereto............................*

Exhibit 5.1           Opinion re legality and consent of counsel..........*

Exhibit 10-1 - 10.2   Intentionally left blank

Exhibit 10.6          Contract - R. J. Falkner & Company..................*

Exhibit 23.1          Included in Exhibit 5.1

Exhibit 23.2          Consent of Independent Auditors
                      (Grant Thornton LLP)................................*

Exhibit 23.3          Consent of [former] audit firm
                      Arthur Andersen LLP.................................*

*  Filed herewith.

ITEM 17.  UNDERTAKINGS.

     (a) RULE 415 OFFERING.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii)To include any additional or changed material information on the plan of distribution.

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply to this registration statement if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

    The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act , each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) RELATIVE TO REQUEST FOR ACCELERATION OF EFFECTIVE DATE.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Riverton, state of Wyoming on February 18, 2002.

                                             U.S. ENERGY CORP. (Registrant)

Date: February 18, 2002                 By:    /s/  John L. Larsen
                                             -----------------------------------
                                             Chief Executive Officer

        Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement on Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Date: February 18, 2002                 By:    /s/ John L. Larsen
                                             -----------------------------------
                                             Director

Date: February 18, 2002                 By:    /s/  Keith G. Larsen
                                             -----------------------------------
                                             Director

Date: February 18, 2002                 By:    /s/  Harold F. Herron
                                             -----------------------------------
                                             Director

Date: February 18, 2002                 By:    /s/  Don C. Anderson
                                             -----------------------------------
                                             Director

Date: February 18, 2002                 By:    /s/  Nick Bebout
                                             -----------------------------------
                                             Director

Date: February 18, 2002                 By:    /s/  H. Russell Fraser
                                             -----------------------------------
                                             Director

Date: February 18, 2002                 By:    /s/ Robert Scott Lorimer
                                             -----------------------------------
                                             Principal Financial Officer/
                                             Chief Accounting Officer